Exhibit 99.1

Semler Scientific’s Board of Directors authorizes
an up to $20.0 million stock repurchase program

SANTA CLARA, Calif., March 14, 2022 -- Semler Scientific, Inc. (Nasdaq: SMLR), a company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers, today announced that its board of directors has authorized a $20.0 million stock repurchase program.

Semler Scientific may purchase shares on a discretionary basis from time to time through open market purchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other techniques such as accelerated share repurchases. The timing and amount of any transactions will be subject to the discretion of Semler Scientific based upon market conditions and other opportunities that Semler Scientific may have for the use or investment of its cash balances. The repurchase program has no expiration date, does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

“The share repurchase program announced today reflects the strength of Semler Scientific’s balance sheet and is also a reflection of the confidence we have in our business profile, strategy and prospects,” said Doug Murphy Chutorian, chief executive officer of Semler Scientific.

About Semler Scientific, Inc.:

Semler Scientific, Inc. is a company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers. Semler Scientific’s mission is to develop, manufacture and market innovative products and services that assist its customers in evaluating and treating chronic diseases. Semler Scientific’s patented and U.S. Food and Drug Administration, or FDA, cleared product QuantaFlo®, is a rapid point-of-care test that measures arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. QuantaFlo® is used by Semler Scientific’s customers to more comprehensively evaluate their patients for risk of heart attacks and strokes. Semler Scientific believes it is positioned to provide valuable information to its insurance company and physician customers, which in turn permits them to better guide patient care. Additional information about Semler Scientific can be found at www.semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding Semler Scientific’s share repurchase program and expectations regarding such program and its ability to repurchase shares thereunder. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed herein, such as whether or not insurance plans and other customers will continue to license its cardiovascular testing products, as well as uncertainty created by the ongoing COVID 19 pandemic and any new variants, along with those risk factors detailed in Semler Scientific’s SEC filings. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

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INVESTOR CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

917 513 5303